EXHIBIT 10.19

Kentucky Agreement to Lease Equipment (with Warranty) by and between The Magdovitz Family Trust and KY USA Energy, Inc. dated July 18, 2008

 KENTUCKY AGREEMENT TO LEASE EQUIPMENT (with Warranty)

THIS AGREEMENT TO LEASE EQUIPMENT (“Lease”) is made and effective this 18th day of July, 2008, by and between THE MAGDOVITZ FAMILY TRUST, Bernie Magdovitz, Trustee, of 901 Harbor Drive, Belleair Beach, Florida, 33786, hereinafter referred to as LESSOR, and KY USA ENERGY, INC., a Kentucky Corporation, of P. O. Box 3008, London, Kentucky, 40743, hereinafter referred to as LESSEE.

LESSOR desires to lease to LESSEE, and LESSEE desires to lease from LESSOR, certain tangible personal property.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

1.  LEASE.
LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, the following described equipment (the “Equipment”): All equipment listed in Attachment #1.

2.  TERM.
The term of this Lease shall commence on the ____ day of ____________, 2008, and shall expires forty-two (42) months thereafter.

3.  SHIPPING.
LESSEE shall be responsible for shipping the Equipment to LESSEE’S premises.

4.  RENT.
The monthly rent for the Equipment shall be paid in advance in installments of  $7,318.91 each month, beginning on August 1, 2008 and on the first day of each succeeding month throughout the term hereof, at 901 Harbor Drive, Belleair Beach, Florida 33786, or at such other place as LESSOR may designate from time to time.  Any installment payment not made by the tenth (10th) day of the month shall be considered overdue and in addition to LESSOR’S other remedies, LESSOR may levy a late payment charge equal to five percent (5%) per month on any overdue amount. Rent for any partial month shall be prorated.

5.  USE.
LESSEE shall use the Equipment in a careful and proper manner and shall comply with and conform to all national, state, municipal, police and other laws, ordinances and regulations in any way relating to the possession, use or maintenance of the Equipment.

6.  RIGHT TO LEASE.
LESSOR WARRANTS THAT LESSOR HAS THE RIGHT TO LEASE THE EQUIPMENT, AS PROVIDED IN THIS LEASE.

7.  REPAIRS.
LESSEE, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devises required to keep the Equipment in good mechanical working order.

8.  LOSS AND DAMAGE.
A.  LESSEE hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of LESSEE under this Lease which shall continue in full force and effect through the term of the Lease.
B.  In the event of loss of damage of any kind whatever to the Equipment, LESSEE shall, at LESSOR’S option:
(a)  Place the same in good repair, condition and working order; or
(b) Replace the same with like equipment in good repair, condition and working order; or
(c) Pay to LESSOR the replacement cost of the Equipment.
(d) Continue to make all payments required by this agreement as scheduled.

9.  SURRENDER.
Upon the expiration or earlier termination of this Lease, LESSEE shall return the Equipment to LESSOR in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering the Equipment at LESSEE’S cost and expense to such place as LESSOR shall specify within the city of county in which the same was delivered to LESSEE, or at LESSEE’S option.  At the end of forty-two (42) months, the equipment will be deemed to be worn out and LESSEE is hereby granted the option to purchase same for $1.00.

10.  INSURANCE.
LESSEE shall procure and continuously maintain and pay for:
A.  All risk insurance against loss of and damage to the Equipment for not less than the full replacement value of the Equipment, naming LESSOR as loss payee, and;
B.  Combined public liability and property damage insurance with limits as approved by LESSOR, naming LESSOR as additionally named insured and a loss payee.

The insurance shall be in such form and with such company or companies as shall be reasonably acceptable to LESSOR, shall provide at least thirty (30) days advance written notice to LESSOR of any cancellation, change or modification, and shall provide primary coverage for the protection of LESSEE and LESSOR without regard to any other coverage carried by LESSEE or LESSOR protecting against similar risks. LESSEE shall provide LESSOR with an original policy or certificate evidencing such insurance.  LESSEE hereby appoints LESSOR as LESSEE’S attorney in fact with power and authority to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts necessary or advisable to secure payments due under any policy of insurance required under this Agreement.

11.  TAXES.
LESSEE shall keep the Equipment free and clear of all levies, liens and encumbrances. LESSEE, or LESSOR at LESSEE’S expense, shall report, pay and discharge when due all license and registration fees, assessments, sales, use and property taxes, gross receipts, taxes arising out of receipts from use or operation of the Equipment, and other taxes, fees and governmental charges similar or dissimilar to the foregoing, together with any penalites or interest thereon, imposed by and state, federal or local government or any agency, or department thereof, upon the Equipment or the purchase, use, operation or leasing of the Equipment or otherwise in any manner with respect thereto and whether or not the same shall be assessed against or in the name of LESSOR or LESSEE.  However, LESSEE shall not be required to pay or discharge any such tax or assessment so long as it shall, in good faith and by appropriate legal proceedings, contest the validity thereof in any reasonable manner which will not affect or endanger the title and interest of LESSOR to the Equipment; provided, LESSEE shall reimburse LESSOR for any damages or expenses resulting from such failure to pay or discharge.

12.  LESSOR’S PAYMENT.
In case of failure of LESSEE to procure or maintain said insurance or to pay fees, assessments, charges and taxes, all as specified in this Lease, LESSOR shall have the right, but shall not be obligated, to effect such insurance, or pay said fees, assignments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to LESSOR with the next installment of rent, and failure to repay the same shall carry with it the same consequences, including interest at ten percent (10%) per annum, as failure to pay any installment of rent.

13.  INDEMNITY.
LESSEE shall indemnify LESSOR against, and hold LESSOR harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney’s fees and costs, arising out of, connected with, or resulting from LESSEE’S use of the Equipment, including without limitation the manufacture, selection, delivery, possession, use, operation, or return of the Equipment.  Additionally, should LESSOR for any reason undertake to do repairs on said equipment, pay the insurance and/or taxes on same, LESSEE shall indemnify LESSOR for all costs and expenditures so related.

14.  DEFAULT.
If LESSEE fails to pay any rent or other amount herein provided within ten (10) days after the same is due and payable, or if LESSEE fails to observe, keep or perform any other provision of this Lease required to be observed, kept or performed by LESSEE, LESSOR shall have the right to exercise any one or more of the following remedies:
A.  To declare the entire amount of rent hereunder immediately due and payable without notice or demand to LESSEE.
B.  To sue for and recover all rents, and other payments, then accrued or thereafter accruing.
C.  To take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law. LESSEE hereby waives and any all  damages occasioned by such taking of possession.
D.  To terminate this Lease.
E.  To pursue any other remedy at law or in equity.

Notwithstanding any repossession or any other action which LESSOR may take, LESSEE shall be and remain liable for the full performance of all obligations on the part of the LESSEE to be performed under this Lease.  All of LESSOR’S remedies are cumulative, and may be exercised concurrently or separately.

15.  BANKRUPTCY.
Neither this Lease nor any interest therein is assignable or transferable by operation of law. If any proceeding under the Bankruptcy Act, as amended, is commenced by or against the LESSEE, or if the LESSEE is adjudged insolvent, or if LESSEE makes any assignment for the benefit of his creditors, or if a writ of attachment or execution is levied on the Equipment and is not released or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which the LESSEE is a party with authority to take possession or control of the Equipment, LESSOR shall have and may exercise any one or more of the remedies set forth in Section 14 hereof; and this Lease shall, at the option of the LESSOR, without notice, immediately terminate and shall not be treated as an asset of LESSEE after the exercise of said option.

16.  OWNERSHIP.
The Equipment is, and shall at all times be and remain, the sole and exclusive property of  LESSOR; and the LESSEE shall have no right, title or interest therein or thereto except as expressly set forth in this Lease.

17.  ADDITIONAL DOCUMENTS.
If LESSOR shall so request, LESSEE shall execute and deliver to LESSOR such documents as LESSOR shall deem necessary or desirable for purposes of recording or filing to protect the interest of LESSOR in the Equipment including, but not limited to, a UCC financing statement.  LESSOR is hereby specifically authorized to file any and all documents necessary to perfect a security interest in all equipment covered by this lease.

18.  ENTIRE AGREEMENT.
This instrument constitutes the entire agreement between the parties on the subject matter hereof and it shall not be amended, altered or changed except by a further writing signed by the parties hereto.

19.  NOTICES.
Service of all notices under this Agreement shall be sufficient if given personally or mailed certified, return receipt requested, postage prepaid, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.

If to LESSOR:
The Magdovitz Family Trust
Bernie Magdovitz, Trustee
901 Harbor Drive
Belleair Beach, FL   33786

If to LESSEE:

KY USA Energy, Inc.
Steven D. Eversole, President
P. O. Box 3008
London, KY 40743

20.  ASSIGNMENT.
LESSEE shall not assign this Lease or its interest in the Equipment without the prior written consent of LESSOR.

21.  HEADINGS.
Headings used in this Lease are provided for convenience only and shall not be used to construe meaning or intent.

22.  GOVERNING LAW.
This Lease shall be construed and enforced according to laws of the Commonwealth of Kentucky.

WITNESS THE SIGNATURES OF THE PARTIES TO THIS AGREEMENT TO LEASE EQUIPMENT.

LESSOR: THE MAGDOVITZ FAMILY TRUST

__________________________________	Date:____________, 2008
(sign)

BERNIE MAGDOVITZ, Trustee
(print)

LESSEE: KY USA ENERGY, INC., a Kentucky Corporation

__________________________________	Date:____________, 2008
(sign)

STEVEN D. EVERSOLE, President
(print)

GUARANTOR: KENTUCKY USA ENERGY, INC. (KYUS)

__________________________________	Date:____________, 2008
(sign)

STEVEN D. EVERSOLE, President
(print)